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                                                                    EXHIBIT 4.01


                     SEVENTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"), dated as of September 23, 1997, by and among Comshare, Incorporated (the "Company") and Comshare Limited (the "Borrowing Subsidiary") (together the "Borrowers") and Harris Trust and Savings Bank (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Borrowers have requested that the Bank amend the Credit Agreement to provide for the issuance of standby and commercial letters of credit upon the application of the Company under the Revolving Credit, and the Bank will do so under the terms and conditions set forth in this Amendment.

1.   AMENDMENTS.

     Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

     1.1 The second sentence of Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:

          The Revolving Credit may be utilized by each Borrower in the form of loans (individually a "Loan" and collectively the "Loans") on a revolving basis in U.S. Dollars and Optional Currencies, all as more fully hereinafter set forth; provided, however, that the sum of
          (i) the aggregate Original Dollar Amount of Loans outstanding at any one time to the Borrowers (taken together) and (ii) the aggregate outstanding amount of Letters of Credit (as determined pursuant to Section 1.4(a) hereof) at any one time shall not exceed the lesser of (x) $10,000,000 (such amount, as the same may be reduced pursuant to Section 3.4 hereof, being hereinafter referred to as the "Commitment") and (y) the Borrowing Base as then determined and computed.

     1.2  Section 1 of the Credit Agreement shall be amended by adding a new
Section 1.4 thereto, reading in its entirety as follows:

               Section 1.4. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company (and only the Company) in the


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                    form of standby and commercial letters of credit issued by the Bank for the account of the Company (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any one time exceed $1,000,000 and each Letter of Credit shall be in an initial stated amount of not less than $10,000. For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Commitment shall to such extent be reinstated.

                         (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) 12 months from the date of issuance (or be cancelable not later than 12 months from the date of issuance and each renewal) or
                    (ii) the Termination Date.

                         (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Bank for the issuance of a standby or commercial letter of credit, as the case may be, as to form and substance, and be a letter of credit which the Bank may lawfully issue.

                         (d) Applications. At the time the Company requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), the Company shall execute and deliver to the Bank an application for such Letter of Credit in the form then customarily prescribed by the Bank (individually an "Application" and collectively the "Applications"). Subject to the other provisions of this subsection, the obligation of the Company to reimburse the Bank for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event the Bank is not reimbursed by the Company for the amount the Bank pays on any drawing made under a Letter of Credit issued hereunder by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the obligation of the Company to reimburse the Bank for the amount of such drawing shall bear interest (which the Company hereby promises to pay on demand) from and after the date of the drawing is paid by the Bank until repayment in full thereof at the fluctuating rate per annum determined by adding 2% to the

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           Domestic Rate as from time to time in effect (computed on the basis of a year of 360 days for the actual number of days elapsed), (ii) the Company shall pay fees in connection with each Letter of Credit as set forth in Section 3 hereof, (iii) prior to the occurrence of a Default or an Event of Default, the Bank will not call for the funding of a Letter of Credit by the Company prior to being presented with a drawing thereunder (or, in the event the drawing is a time draft, prior to its due date).

     1.3. Section 3.1 of the Credit Agreement shall be amended by adding a new subsection 3.1(d) thereto, reading in its entirety as follows:

               (d) Letter of Credit Fees. Quarterly in arrears, on the last Business Day of each calender quarter of each year and on the Termination Date, the Company shall pay to the Bank a letter of credit fee at a rate per annum equal to the Applicable Margin for Eurocurrency Portions (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Company shall pay to the Bank the Bank's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the Bank from time to time.

     1.4. Section 3.3 of the Credit Agreement shall be amended to read in its entirety as follows:

               Section 3.3 Mandatory Prepayment. The Borrowers covenant and agree that if at any time the sum of (i) the aggregate Original Dollar Amount of Loans outstanding at any one time and (ii) the aggregate amount of Letters of Credit outstanding at any one time shall be in excess of the lesser of (x) the Borrowing Base as then determined and computed or (y) the Commitment then in effect, the Borrowers shall immediately and without notice or demand pay over the amount of the amount of the excess to the Bank as and for a mandatory prepayment on the Note until payment in full thereof. Each such prepayment shall be accompanied by accrued interest on the amount prepaid to the date of prepayment plus any amounts due to the Bank under Section 11.5 hereof.



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     1.5.  Section 3.4 of the Credit Agreement shall be amended to read in its entirety as follows:

               Section 3.4. Terminations. The Company shall have the right at any time and from time to time, upon 1 Business Day's prior notice to the Bank, to terminate without premium or penalty and in whole or in part (but if in part, then in an amount not less than $500,000) the Commitment, provided that the Commitment may not be reduced to an amount less than the sum of (i) the aggregate Original Dollar Amount of Loans outstanding at such time and (ii) the aggregate amount of Letters of Credit outstanding at such time. No termination of the Commitment pursuant to this Section may be reinstated.

     1.6. Section 5.1 of the Credit Agreement shall be amended by adding the following new definitions, each in its appropriate place in the alphabetical sequence:

               "Application" is defined in Section 1.4(d) hereof.

               "Letter of Credit" is defined in Section 1.4(a) hereof.

     1.7. Section 5.1 of the Credit Agreement shall be amended by amending the following definitions to read in their entirety as follows:

               "Loan Documents" means this Agreement, the Note, the Applications, each Subsidiary Guaranty Agreement, the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

               "Obligations" means all obligations of the Borrowers and either of them to pay principal and interest on the Loans, all obligations of the Company to reimburse the Bank with respect to draws on any Letter of Credit, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     1.8. Section 6.4 of the Credit Agreement shall be amended by adding the words "and the Letters of Credit" following the word "Loans" in the first sentence thereof.

     1.9. The introductory clause of Section 7 and Section 7.1 of the Credit Agreement shall be amended to read in their entirety as follows:

          SECTION 7.  CONDITIONS PRECEDENT.




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     The obligation of the Bank to make any Loan or issue or extend the expiration date (including by not giving notice of non-renewal) of any Letter of Credit under this Agreement is subject to the following conditions precedent:

     Section 7.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

     (a) each of the representations and warranties set forth in Section 6 hereof and in the other Loan Documents shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date;

     (b) the relevant Borrower's request for such credit shall be made in full compliance with all of the terms and conditions of Sections 1 and 2 of this Agreement, in the case of any request for issuance of a Letter of Credit, the Bank shall have received a duly completed Application therefor together with any fees called for by Section 3.1(d) hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the Bank together with any fees called for by Section 3.1(d) hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

     (c) in the case of any request for a Loan or for issuance of a Letter of Credit, after giving effect to such extension of credit, the sum of (1) greater of (x) the aggregate U.S. Dollar Equivalent of all Loans outstanding under this Agreement and (y) the aggregate Original Dollar Amount of all Loans outstanding under this Agreement, plus (2) the aggregate amount of Letters of Credit outstanding at any one time, shall not exceed the lesser of (i) the Commitment and (ii) the Borrowing Base;

     (d) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

A Borrower's request for any Loan or the Company's request for any Letter of Credit shall constitute its warranty as to the facts specified in subsections
(a) through (c), both inclusive, above.


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     1.10  Clause (a) of Section 9.1 of the Credit Agreement shall be amended to read in its entirety as follows:

               (a) default in the payment when due of all or any part of the principal of the Note or of any reimbursement obligation with respect to any Letter of Credit (whether at the stated maturity of the Note or at any other time provided for in this Agreement);

     1.11.  Section 9 of the Credit Agreement shall be amended by adding a new
Section 9.4 thereto, reading in its entirety as follows:

               Section 9.4. Collateral for Undrawn Letters of Credit. When any Event of Default, other than an Event of Default described in subsection (p) or (q) of Section 9.1, has occurred and is continuing, the Company shall, upon demand of the Bank, and when any Event of Default described in subsection (p) or (q) of Section 9.1 has occurred the Company shall, without notice or demand from the Bank, immediately pay to the Bank the full amount of each Letter of Credit then outstanding, the Company agreeing to immediately make such payment and acknowledging and agreeing that the Bank would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Bank shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit.

     1.12. Section 11.4 of the Credit Agreement shall be amended to read in its entirety as follows:

               Section 11.4. Taxes and Increased Costs. With respect to any Eurocurrency Portion or any Letter of Credit, if the Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending branch or the Eurocurrency Portions or Letters of Credit contemplated by this Agreement (whether or not having the force of law), shall:

                   (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank which is not in


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          any instance already accounted for in computing the interest rate applicable to such Eurocurrency Portion or fee applicable to such Letter of Credit;

                 (ii) subject the Bank, any Letter of Credit, any Eurocurrency Portion or the Note to the extent it evidences such a Portion to any tax, duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Letter of Credit, any Eurocurrency Portion or the Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of the Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Bank's principal executive office or its lending branch is located;

                 (iii) change the basis of taxation of payments of principal and interest due from the Company to the Bank hereunder, with respect to any Letter of Credit or under the Note to the extent it evidences any Eurocurrency Portion (other than by a change in taxation of the overall net income or gross receipts of the Bank); or

                 (iv) impose on the Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Letter of Credit, any Eurocurrency Portion, or its disbursement, or the Note to the extent it evidences any Eurocurrency Portion;

          and the Bank shall determine in good faith that the result or any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank, within five (5) days after the Bank's written demand therefor, of creating or maintaining any Eurocurrency Portion or any Letter of Credit hereunder or to reduce the amount of principal or interest or fees received or receivable by the Bank (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay to the Bank from time to time as specified by the Bank such additional amounts as the Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the bank makes such a claim for compensation, it shall provide to the company a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.


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     1.13. The first sentence of Section 11.6 of the Credit Agreement shall be amended to read in its entirety as follows:

                  Subject to the immediately following sentence, the Bank may, at its option, elect to make, fund or maintain Portions of the Loans or issue Letters of Credit hereunder at such of its branches or offices as the Bank may from time to time elect.

     1.14. Section 12.10 of the Credit Agreement shall be amended by adding the words "" and the Letters of Credit" immediately following the word "Loans" in the third line thereof.

2.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Borrowers and the Bank shall have executed and delivered this Amendment.

          (b) The Guarantors and each party signatory to that certain Debt Subordination Agreement dated September 23, 1997 shall have each executed and delivered to the Bank their consent to this Amendment in the forms set forth below.

          (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

          (d) All accrued and unpaid legal fees of the Bank incurred in connection with this Amendment or earlier amendments or matters relating to the Credit Agreement shall have been paid by the Borrowers.

3.   REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the Borrowers hereby represent to the Bank that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Bank) and, except as waived herein, the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.   MISCELLANEOUS.

     4.1 The Borrowers heretofore executed and delivered to the Bank the Security Agreement, Pledge Agreement and certain other Collateral Documents. The Borrowers hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents


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continue to secure, among other things, the Obligations arising under the Credit
Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrowers thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

     4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]


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Dated as of this 28th day of September, 2001.

                                             COMSHARE, INCORPORATED

                                             By
                                               Name  /s/  Brian Jarzynski
                                               Title      VP & CFO


                                             COMSHARE LIMITED

                                             By
                                               Name  /s/  Brian Jarzynski
                                               Title      Director


Accepted and agreed to as of the date last above written.

                                             HARRIS TRUST AND SAVINGS BANK

                                             By    /s/  Kirby M. Law
                                               Name
                                               Title      Vice President
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                    GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned Guarantors heretofore executed and delivered to the Bank a separate Guaranty Agreement each dated September 23, 1997. Each of the undersigned hereby consent to the Seventh Amendment to Credit Agreement as set forth above and confirm that its Guaranty Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement referred to above.

                                        COMSHARE (U.S.), INC.
                                        COMSHARE LIMITED (CANADA)
                                        COMSHARE HOLDINGS COMPANY


                                        BY  /s/ Brian Jarzynski
                                            ------------------------
                                            Name:  Brian Jarzynski
                                                   -----------------
                                            Title: VP & CFO
                                                   -----------------
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              SUBORDINATED CREDITORS' ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned heretofore executed in favor of the Bank a Debt Subordination Agreement dated September 23, 1997. Each of the undersigned hereby consent to the Seventh Amendment to Credit Agreement as set forth above and confirms that the Debt Subordination Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Debt Subordination Agreement referred to above.

                                        COMSHARE INCORPORATED
                                        COMSHARE (U.S.), INC.
                                        COMSHARE LIMITED
                                        COMSHARE HOLDINGS COMPANY
                                        COMSHARE LIMITED (CANADA)


                                        BY  /s/ Brian Jarzynski
                                            ------------------------
                                            Name:  Brian Jarzynski
                                                   -----------------
                                            Title: VP & CFO
                                                   -----------------